Exhibit (h)

Tap US Private Equity Fund of Funds

[  ] Common Shares of Beneficial Interest

Par Value $0.001 Per Share

UNDERWRITING AGREEMENT

[    ], 2026

UNDERWRITING AGREEMENT

[     ], 2026

TCBI Securities, Inc., doing business as Texas Capital Securities
2000 McKinney Avenue

Suite 700
Dallas, TX 75201

as Representative of the several Underwriters

Ladies and Gentlemen:

Tap US Private Equity Fund of Funds, a statutory trust duly formed under the laws of the State of Delaware (the “Fund”), and the Fund’s adviser, Tap Capital LLC, a Delaware limited liability company (the “Adviser”), each confirms its agreement with TCBI Securities, Inc., doing business as Texas Capital Securities (“TCS”), and each of the other underwriters named in Appendix A hereto (the “Underwriters”), for whom TCS is acting as representative (in such capacity, the “Representative”) with respect to (i) the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of common shares of beneficial interest, par value $0.001 per share, of the Fund (“Common Shares”) set forth opposite such respective Underwriter’s name in Appendix A hereto, and (ii) with respect to the grant by the Fund to the Underwriters, acting severally and not jointly, of the option described in [  ] hereof to purchase all or any part of [  ] additional Common Shares for the sole purpose of covering overallotments, if any (the “Underwriting Agreement”). The aforesaid [  ] Common Shares (the “Initial Shares”) to be purchased by the Underwriters and all or any part of the [  ] Common Shares subject to the option described in Section 1 hereof (the “Additional Shares”) are hereinafter called, collectively, the “Shares.” The Shares are described in the Prospectus, which is defined below.

The Fund has filed with the Securities and Exchange Commission (the “Commission”) a registration statement on Form N-2 (File Nos. 333-286914 and 811-24081) covering the registration of the Shares under the Securities Act of 1933, as amended (the “1933 Act”), including the related preliminary prospectus or prospectuses and a notification on Form N-8A (the “Notification”) of registration of the Fund as an investment company under the Investment Company Act of 1940, as amended (the “1940 Act”), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (collectively, the “Rules and Regulations”).

Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with the provisions of Rule 430A under the 1933 Act (“Rule 430A”) and Rule 424(b) (“Rule 424(b)”) of the 1933 Act. The information included in such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective pursuant to paragraph (b) of Rule 430A is referred to as “Rule 430A Information.” The registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the “Registration Statement.” Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the “Rule 462(b) Registration Statement,” and after such filing the term “Registration Statement” shall include the Rule 462(b) Registration Statement. Each prospectus used prior to the effectiveness of the Registration Statement (which, for the avoidance of doubt, includes only the Statutory Prospectus (as defined below)), and each prospectus that omitted the Rule 430A Information that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any statement of additional information incorporated therein by reference, is herein called a “Preliminary Prospectus.” The final prospectus in the form first filed under Rule 424(b) and furnished to the Underwriters for use in connection with the offering of the Shares, including the statement of additional information incorporated therein by reference, is herein called the “Prospectus.” For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus, the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system or any successor system (“EDGAR”).

“Pricing Prospectus” means the Preliminary Prospectus, dated [  ], 2026, including the statement of additional information incorporated therein by reference.

“Pricing Information” means the information relating to (i) the number of Shares issued and (ii) the offering price of the Shares included on the cover page of the Prospectus.

“General Disclosure Package” means any Issuer Free Writing Prospectus and the Pricing Prospectus taken together with the Pricing Information.

“Issuer Free Writing Prospectus” means any “written communication” (as defined in Rule 405 under the 1933 Act) that constitutes an offer to sell or solicitation of an offer to buy the Shares.

“Sales Materials” means those advertising materials, sales literature, press releases or other promotional materials or documents, if any, constituting an advertisement pursuant to Rule 482 under the 1933 Act authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Adviser (as defined below) or any representative thereof for use in connection with the public offering or sale of the Shares, each of which is listed in Appendix D hereto; provided, however, that Sales Materials do not include any slides, tapes or other materials or documents that constitute a “written communication” (as defined in Rule 405 under the 1933 Act) used in connection with a “road show” or a “bona fide electronic road show” (each as defined in Rule 433 under the 1933 Act) related to the offering of Shares contemplated hereby (collectively, “Road Show Materials”).

“Applicable Time” means the time as of which this Underwriting Agreement was entered into, which shall be [  ] p.m. (New York City time) on the date of this Underwriting Agreement (or such other time as is agreed to by the Fund and the Representative on behalf of the Underwriters).

The Adviser will act as the Fund’s adviser pursuant to an Investment Advisory Agreement by and between the Fund and the Adviser, dated as of [  ], 2026 (the “Investment Advisory Agreement”). U.S. Bank National Association will act as the custodian (the “Custodian”) of the Fund’s cash and portfolio assets pursuant to the Custody Agreement, as amended, dated as of [  ], 2026 (the “Custody Agreement”). U.S. Bancorp Fund Services, LLC (the “Administrator”) will provide administrative and accounting services pursuant to the Fund Servicing Agreement dated [  ], 2026 (the “Fund Servicing Agreement”). Computershare Inc. and its affiliate Computershare Trust Company, N.A. will act as the transfer agent (“Transfer Agent”) pursuant to the Transfer Agency and Service Agreement dated [  ], 2026 (the “Transfer Agency and Service Agreement”). The Fund and the Adviser have entered into a Subscription Agreement dated as of [  ], 2026 (the “Subscription Agreement”). In addition, the Fund has adopted a dividend reinvestment plan (the “Dividend Reinvestment Plan”) pursuant to which holders of Shares may have their dividends automatically reinvested in additional Common Shares of the Fund unless they elect to receive such dividends in cash.

The Adviser and TCS have entered into a Structuring Fee Agreement to be dated [  ], 2026 (the “TCS Structuring Agreement” or the “Fee Agreement”).

As used in this Underwriting Agreement, “Business Day” shall mean a day on which the New York Stock Exchange (the “NYSE”) is open for trading. The terms “herein,” “hereof,” “hereto,” “hereinafter” and similar terms, as used in this Underwriting Agreement, shall in each case refer to this Underwriting Agreement as a whole and not to any particular section, paragraph, sentence or other subdivision of this Underwriting Agreement. The term “or,” as used herein, is not exclusive.

The Fund, the Adviser and the Underwriters agree as follows:

1.	Sale and Purchase. Upon the basis of the warranties and representations and subject to the terms and conditions herein set forth, the Fund agrees to sell to the respective Underwriters, and each of the Underwriters, severally and not jointly, agrees to purchase from the Fund, the aggregate number of Initial Shares set forth opposite the name of such Underwriter in Appendix A attached hereto in each case at a purchase price of $[ ] per Share (less the underwriting discount) (the “Purchase Price”). The Fund is advised that the Underwriters intend (i) to make a public offering of their respective portions of the Initial Shares as soon after the Effective Time as is advisable and (ii) initially to offer the Initial Shares upon the terms set forth in the Prospectus. The Underwriters may from time to time increase or decrease the public offering price prior to the Applicable Time (as defined above) to such an extent as they may determine.

In addition, the Fund hereby grants to the several Underwriters the option to purchase, and upon the basis of the warranties and representations and subject to the terms and conditions set forth herein, the Underwriters shall have the right to purchase, severally and not jointly, from the Fund, ratably in accordance with the number of Initial Shares to be purchased by each of them, all or a portion of the Additional Shares as may be necessary solely to cover over-allotments made in connection with the offering of the Initial Shares and prior to the Applicable Time, at the Purchase Price less an amount per Share equal to any dividends or distributions declared by the Fund and paid or payable on the Initial Shares, but not payable on the Additional Shares. This option may be exercised by the Representative on behalf of the several Underwriters at any time and from time to time on or before the 30th day following the date hereof, by written notice to the Fund. Such notice shall set forth the aggregate number of Additional Shares as to which the option is being exercised, and the date and time when the Additional Shares are to be paid for and delivered (such date and time being herein referred to as the “Additional Shares Closing Time”); provided, however, that the Additional Shares Closing Time shall not be earlier than the Initial Shares Closing Time (as defined below) nor earlier than the second business day after the date on which the option shall have been exercised and no later than the tenth business day after the date of such notice. The number of Additional Shares to be sold to each Underwriter at each Additional Shares Closing Time shall be the number that bears the same proportion to the aggregate number of Additional Shares being purchased by the Underwriters at such Additional Shares Closing Time as the number of Initial Shares set forth opposite the name of such Underwriter on Appendix A hereto bears to the total number of Initial Shares (subject, in each case, to such adjustment to eliminate fractional shares as the Representative may determine).

In consideration for its services hereunder, the Underwriters shall deduct from the gross proceeds, with respect to any Shares sold to the Underwriters in this Offering, an underwriting discount of 3% of the public offering price per share.

2.	Payment and Delivery. Payment of the Purchase Price for, and delivery of certificates, if any, for the Initial Shares shall be made by Federal or other funds immediately available in New York City against delivery of such Shares for the respective accounts of the several Underwriters at [ ] A.M. (New York City time), on [ ], 2026, or at such other time on the same or such other date, not later than 10 business days after the Initial Shares Closing Time, as shall be designated in writing by the Representative. The time and date of such payment are hereinafter referred to as the “Initial Shares Closing Time.” It is understood that each Underwriter has authorized the Representative(s), for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial Shares and the Additional Shares, if any, which it has agreed to purchase. Certificates, if any, for the Initial Shares shall be delivered to the Representative in definitive form in such names and in such denominations as the Representative shall specify on the second business day preceding the Initial Shares Closing Time. If the Initial Shares are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Initial Shares by the Representative, the Fund agrees to make such certificates, if any, available to the Representative for such purpose at least one full business day preceding the Initial Shares Closing Time. Payment of the purchase price for the Additional Shares shall be made at the Additional Shares Closing Time in the same manner as the payment for the Initial Shares. Certificates, if any, for Additional Shares shall be delivered to the Representative in definitive form in such names and in such denominations as the Representative shall specify no later than the second business day preceding the Additional Shares Closing Time. If the Additional Shares, if any, are to be certificated, for the purpose of expediting the checking of the certificates, if any, for the Additional Shares by the Representative, the Fund agrees to make such certificates, if any, available to the Representative for such purpose at least one full business day preceding the Additional Shares Closing Time. The Initial Shares Closing Time and the Additional Shares Closing Time are referred to herein as the “Closing Times.”

3.	Payment of Expenses. The Adviser will pay or cause to be paid all expenses incident to the performance of the Adviser’s and the Fund’s obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of copies of each preliminary prospectus, Sales Materials, if any, Issuer Free Writing Prospectus, if any, and the Prospectus and any amendments or supplements thereto and any costs associated with electronic delivery of any of the foregoing by the Underwriters to investors, (iii) the preparation, issuance and delivery of the certificates or evidence of book entry notation, if any, for the Shares to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Shares to the Underwriters, (iv) the fees and disbursements of the Fund’s counsel, accountants and other advisers, (v) the qualification of the Shares, if required, under securities laws in accordance with the provisions of Section 6(e) hereof, including filing fees, (vi) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey, if any, and any supplement thereto, (vii) the FINRA filing fees incurred by the Fund under FINRA Rule 5110 in connection with the offering of the Shares, (viii) all reasonable and documented expenses associated with travel, the production of road show slides and graphics, fees and expenses of any consultants engaged in connection with the road show presentations, (ix) costs and expenses of counsel of the Underwriters, (x) all out-of-pocket expenses of the Underwriters and (xi) fees of counsel to the Representative up to $250,000 in the aggregate (excluding any indemnity obligations of the Fund and Adviser to the Representative pursuant to Section 10 hereto) in connection with the offering of the Shares, (xi) the fees and expenses incurred in connection with the listing of the Shares on the NYSE and (xii) the printing of any sales material. The Fund and the Adviser agree that the Adviser will pay (a) all organizational expenses of the Fund and all of the foregoing costs and expenses incident to the performance of the obligations of the Fund under this Agreement and (b) the foregoing costs and expenses incident to the performance of the obligations of the Adviser under this Agreement. In addition, the Adviser agrees to pay an amount equal to $[ ] per Common Share to TCS, on behalf of the Underwriters, at the Closing Time and Date of Delivery, if applicable. The sum total of all compensation received by the Underwriters in connection with this offering, including all forms of compensation to and reimbursement of Underwriters, will not exceed 6% of the total price to the public of the Common Shares sold in this offering.

4.	Representations and Warranties of the Fund and the Adviser. Each of the Fund and the Adviser jointly and severally represents and warrants to each Underwriter as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Initial Shares Closing Times, as follows:

(a)	(i)(A) The Shares have been duly registered under the 1933 Act, pursuant to the Registration Statement. Each of the Registration Statement, and any amendment thereto and any Rule 462(b) Registration Statement has become effective under the 1933 Act or, with respect to any registration statement to be filed to register the offer and sale of Shares pursuant to Rule 462(b) under the 1933 Act, will be filed with the Commission and become effective under the 1933 Act no later than 10:00 p.m., New York City time, on the date of determination of the public offering price for the Shares; (B) no stop order of the Commission preventing or suspending the use of any Preliminary Prospectus or Sales Materials or of the Prospectus or the effectiveness of the Registration Statement has been issued, no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for such purpose have been instituted or, to the Fund’s or the Adviser’s knowledge, are contemplated by the Commission;

(ii)(A) The Registration Statement complied at the Effective Time, complies as of the date hereof and will comply, as amended or supplemented, at the Initial Shares Closing Time, at each Additional Shares Closing Time, if any, and at each and any time of a sale of Shares by an Underwriter during the period in which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, in each case in all material respects, with the requirements of the 1933 Act and the 1940 Act; (B) each of the Pricing Prospectus, Issuer Free Writing Prospectus and the Prospectus complied or will comply, at the time it was or is filed with the Commission, and the Prospectus complies as of its date and will comply, as amended or supplemented, at the Initial Shares Closing Time, at each Additional Shares Closing Time, if any, and at each and any time of a sale of Shares by an Underwriter during the period in which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares, in each case in all material respects, with the requirements of the 1933 Act (including, without limitation, Section 10(a) of the 1933 Act) and the 1940 Act; and (C) there are no material differences between each Preliminary Prospectus and Prospectus delivered to the Underwriters for use in connection with the public offering of the Shares and the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR except to the extent permitted by Regulation S-T; (D) each of the Sales Materials complied, at the time it was first used in connection with the public offering of the Shares, and complies as of the date hereof, in each case in all material respects, with the applicable requirements of the 1933 Act (including, without limitation, Rule 482 thereunder), the 1940 Act and the applicable rules and interpretations of the Financial Industry Regulatory Authority, Inc. (“FINRA”); (E) each Issuer Free Writing Prospectus has been or will be (within the time period specified by the 1933 Act) filed in accordance with the 1933 Act; and (F) no Issuer Free Writing Prospectus includes or will include an untrue statement of a material fact or omitted, omits or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading nor will any information contained therein conflict with the information contained in the Registration Statement, any Preliminary Prospectus or the Prospectus in any material respect.

(iii) (A)(1) The Registration Statement as of the Effective Time did not, (2) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission) as of the date hereof does not, and (3) the Registration Statement (including any post-effective amendment thereto declared or deemed to be effective by the Commission), as of the Initial Shares Closing Time and each Additional Shares Closing Time, if any, will not, in each case, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (B) at no time during the period that begins as of the Applicable Time and ends at the Initial Shares Closing Time did or will the General Disclosure Package, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; (C) at no time during the period that begins at the time each of the Sales Materials was first used in connection with the public offering of the Shares and ends at the Applicable Time did any of the Sales Materials (as materials deemed to be a prospectus under Section 10(b) of the 1933 Act pursuant to Rule 482 under the 1933 Act), as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; and (D) at no time during the period that begins on the earlier of the date of the Prospectus and the date the Prospectus is filed with the Commission and ends at the latest of the Initial Shares Closing Time, the latest Additional Shares Closing Time, if any, and the end of the period during which a prospectus is required by the 1933 Act to be delivered in connection with any sale of Shares did or will the Prospectus, as then amended or supplemented, contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading; provided, however, that each of the Fund and the Adviser makes no representation or warranty with respect to any statement contained in the Registration Statement, the General Disclosure Package, the Prospectus or the Sales Material in reliance upon and in conformity with information concerning an Underwriter furnished in writing by or on behalf of such Underwriter through the Representative to the Fund or to the Adviser on behalf of the Fund expressly for use in the Registration Statement, the General Disclosure Package, the Prospectus or the Sales Material; and provided, further that if any event occurs during any of the periods referred to in clauses (B), (C) or (D) of this Section 4(a)(iii) as a result of which it is necessary to amend or supplement the Prospectus, the General Disclosure Package or the Sales Materials, as applicable, in order to make the statements therein, in light of the circumstances under which they were made, not misleading, and the General Disclosure Package, the Sales Materials or the Prospectus, as applicable, is amended or supplemented in connection therewith in accordance with Section 6(c) of this Underwriting Agreement, such amendment or supplement shall be deemed, for purposes of this Section 4(a)(iii), to have been made contemporaneously with the occurrence of such event.

(b)	The Fund (i) has been duly formed, has a legal existence and is in good standing as a statutory trust under the laws of the State of Delaware; (ii) has the statutory trust power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement, the Pricing Prospectus, General Disclosure Package and the Prospectus and to enter into and perform its obligations under this Agreement; (iii) is duly qualified to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure to be so qualified or in good standing does not or would not have a material adverse effect on the condition (financial or otherwise), business affairs, business prospects, management, properties, net assets or results of operations of the Fund, whether or not arising in the ordinary course of business (a “Material Adverse Effect”); (iv) owns, possesses or has obtained and currently maintains all governmental licenses, permits, consents, orders, approvals and other authorizations (collectively, the “Licenses and Permits”) necessary to carry on its business as contemplated in the Registration Statement, Pricing Prospectus and the Prospectus, except where the failure to obtain or maintain such Licenses and Permits does not or would not have a Material Adverse Effect; (v) currently has no subsidiaries and has no current intention to form any subsidiaries; and (vi) has made all necessary filings required of it under any applicable federal, state or local law, regulation or rule, except where the failure to make such filings does not or would not result in a Material Adverse Effect.

(c)	The capitalization of the Fund is as set forth in the Registration Statement, the Pricing Prospectus and the Prospectus. The Common Shares conform to the description of them in the Pricing Prospectus and the Prospectus. All the issued and outstanding Common Shares have been duly authorized and are validly issued, fully paid and nonassessable and conform to the description thereof in the Registration Statement, Pricing Prospectus and the Prospectus. The Shares to be issued and delivered to and paid for by the Underwriters in accordance with this Underwriting Agreement against payment therefor as provided by this Underwriting Agreement have been duly authorized and when issued and delivered to the Underwriters as contemplated herein will have been validly issued and will be fully paid and nonassessable (except as described or referred to in the Registration Statement, the Pricing Prospectus and the Prospectus). The certificates, if any, for the Shares will be in due and proper form. The issuance of the Shares has been done in compliance with all applicable federal and state securities laws and is not subject to any preemptive rights or similar rights to subscribe for or purchase securities. No person or entity is entitled to any preemptive or other similar rights with respect to the issuance of the Shares.

(d)	The Fund is duly registered with the Commission under the 1940 Act as a non-diversified, closed-end management investment company and no order of suspension or revocation of such registration has been issued or proceedings thereof initiated or, to the knowledge of the Fund or the Adviser, threatened by the Commission and, subject to the filing of any final amendment to the Registration Statement (a “Final Amendment”), if not already filed, all action under the 1933 Act and the 1940 Act, as the case may be, necessary to make the public offering and consummate the sale of the Shares as provided in this Underwriting Agreement has or will have been taken by the Fund; the provisions of the Fund’s Agreement and Declaration of Trust (as amended or restated through the date hereof, the “Declaration of Trust”) and Bylaws (as amended or restated through the date hereof, the “Bylaws”) comply in all material respects with the requirements of the 1940 Act. No person is serving or acting as an officer or director or investment adviser of the Fund except in accordance with the provisions of the 1940 Act. The Fund is, and at all times through the completion of the transactions contemplated hereby, will be, in compliance in all material respects with the provisions of the 1933 Act and the 1940 Act and the Rules and Regulations, and Notification of the Fund as an investment company under the 1940 Act has been duly filed with the Commission. The Fund has not received any notice from the Commission pursuant to Section 8(e) of the 1940 Act with respect to the Notification or the Registration Statement.

(e)	The Fund has full power and authority to enter into each of this Underwriting Agreement, the Investment Advisory Agreement, the Custody Agreement, the Subscription Agreement, the Transfer Agency and Service Agreement, and the Fund Servicing Agreement (collectively, the “Fund Agreements”) and the Dividend Reinvestment Plan and to perform all of the terms and provisions hereof and thereof to be carried out by it and (i) each Fund Agreement has been duly and validly authorized, executed and delivered by or on behalf of the Fund and the Dividend Reinvestment Plan has been duly and validly authorized by the Fund, (ii) each Fund Agreement and the Dividend Reinvestment Plan complies in all material respects with all applicable provisions of the 1940 Act and the Investment Advisers Act of 1940, as amended, and the rules and regulations thereunder (collectively called the “Advisers Act”), as the case may be, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Fund Agreements constitutes a legal, valid and binding obligation of the Fund enforceable in accordance with their terms, (A) subject to the qualification that the enforceability of the Fund’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, whether statutory or decisional, and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law) and implied covenant of good faith and fair dealing, (B) subject, in the case of the Investment Advisory Agreement, to termination under the 1940 Act or the reasonableness or fairness of compensation payable thereunder and (C) except as rights to indemnification and contribution hereunder may be limited by federal or state law.

(f)	None of (i) the execution, delivery and performance by the Fund of the Fund Agreements, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Pricing Prospectus, the Prospectus or any of the Fund Agreements and (iii) the performance by the Fund of its obligations under any of the Fund Agreements or the Dividend Reinvestment Plan or consummation by the Fund of the other transactions contemplated by the Fund Agreements or the Dividend Reinvestment Plan (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the Declaration of Trust or Bylaws, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, or results in or will result in the creation or imposition of any lien, charge or encumbrance upon any properties or assets of the Fund under the Declaration of Trust or Bylaws, or under the terms and provisions of any agreement, indenture, mortgage, loan agreement, note, insurance or surety agreement, lease or other instrument to which the Fund is a party or by which it may be bound or to which any of the property or assets of the Fund is subject or (C) results in or will result in any violation of any law, rule or regulation, ordinance, judgment, order, writ or decree of any arbitrator, court, governmental body, regulatory body, administrative agency or other authority, body or agency having jurisdiction over the Fund or any of its properties, assets or operations (each, a “Governmental Entity”), other than state securities or “blue sky” laws applicable in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, except in the case of clauses (B) or (C), where such conflict, breach, default, creation, imposition or violation, either individually or in the aggregate, does not or would not result in a Material Adverse Effect.

(g)	The Fund is not currently in breach of, or in default under, any written agreement, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the properties or assets of the Fund is subject, except where such breach or default, individually or in the aggregate, does not or would not result in a Material Adverse Effect.

(h)	There are no material restrictions, limitations or regulations with respect to the ability of the Fund to invest its assets as described in the Registration Statement, the Pricing Prospectus and the Prospectus, other than as described therein.

(i)	No person has any registration rights or other similar right to have any securities registered for sale pursuant to the Registration Statement or otherwise registered for sale or sold by the Fund under the 1933 Act or the 1940 Act. No person has tag along rights or other similar rights to have any securities included in the offering contemplated by this Underwriting Agreement or sold in connection with the sale of Shares by the Fund pursuant to this agreement.

(j)	No consent, approval, authorization, notification or order of, or filing with, or the issuance of any license or permit by, any Governmental Entity, commission, board, authority or body or with any self-regulatory organization, whether foreign or domestic, is required by the Fund for the consummation by the Fund of the transactions to be performed by the Fund or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, the Dividend Reinvestment Plan, the Registration Statement, the Pricing Prospectus or the Prospectus, except (i) such as have been obtained and such as may be required (and shall be obtained prior to commencement of the transactions contemplated by this Underwriting Agreement) under the 1933 Act, the Securities Exchange Act of 1934 (the “1934 Act”), the 1940 Act or the Advisers Act, (ii) such as may be required by the NYSE, FINRA or under state securities laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, or (iii) where the failure to obtain such consent, approval, authorization, notification or order, filing, permit or license does not or would not result in a Material Adverse Effect or have a material adverse effect on the consummation by the Fund of the transactions to be performed by the Fund pursuant to this Underwriting Agreement or the performance by the Fund of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Fund Agreements, the Dividend Reinvestment Plan, the Registration Statement, the Pricing Prospectus or the Prospectus.

(k)	Cohen & Co. (“Cohen”) was engaged by the Fund to act as its independent registered public accounting firm in accordance with the 1940 Act. Cohen, whose report appears in the Prospectus, is an independent registered public accounting firm with respect to the Fund in accordance with the 1940 Act, the 1933 Act and the rules of the Public Company Accounting Oversight Board.

(l)	The statement of assets and liabilities, together with any related notes or schedules thereto, included or incorporated by reference in the Registration Statement, the Pricing Prospectus and the Prospectus presents fairly in all material respects the financial condition of the Fund as of the dates or for the periods indicated in accordance with generally accepted accounting principles (“GAAP”) in the United States applied on a consistent basis, and complies in all material respects with all applicable requirements under the 1933 Act and the 1940 Act.

(m)	No transaction has occurred between or among the Fund and any of its officers or trustees, shareholders or affiliates or any affiliate or affiliates of any such officer or trustee or shareholder or affiliate that is required to be described in and is not described in the Registration Statement, the Pricing Prospectus and the Prospectus.

(n)	Except as otherwise set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, there is no pending or, to the knowledge of the Fund or the Adviser, threatened action, suit, claim, inquiry, investigation or proceeding affecting the Fund or to which the Fund is a party before or by any Governmental Entity, which, (i) if determined adversely, would result in a Material Adverse Effect, or (ii) might materially and adversely affect the consummation of the transactions contemplated hereby or the performance by the Fund of its obligations hereunder or under the Fund Agreements and the Dividend Reinvestment Plan, or (iii) is of a character required to be described in the Registration Statement or the Prospectus that is not so described, including ordinary routine litigation incidental to the business which could result in Material Adverse Effect.

(o)	Since the date as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, except as otherwise stated therein, (i) there has been no Material Adverse Effect or to Fund’s or the Adviser’s knowledge, any development reasonably expected to result in a Material Adverse Effect; (ii) the Fund has not incurred any material liabilities or obligations, direct or contingent, nor entered into any material transactions, other than in the ordinary course of business or incident to its organization; (iii) there has been no dividend or distribution of any kind declared, paid or made on any class of the Fund’s shares of beneficial interest (other than, in the event this representation and warranty is made after the Initial Shares Closing Time, ordinary and customary dividends declared and payable after the Initial Shares Closing Time); and (iv) the Fund has not incurred any long-term debt.

(p)	Neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund, or received or retained any funds, which payment, receipt or retention of funds is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus, and which has not been so described.

(q)	The Shares are duly authorized for listing, subject to official notice of issuance, on the NYSE and the Fund’s registration on Form 8-A under the 1934 Act has become effective.

(r)	There are no contracts, franchises or other documents which are required to be described in the Registration Statement or the Prospectus or to be filed or incorporated by reference as exhibits to the Registration Statement by the 1933 Act or the 1940 Act, as applicable, which are not described, filed or incorporated by reference therein.

(s)	Except for stabilization transactions conducted by the Underwriters, and except for tender offers, Share repurchases and the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Pricing Prospectus or the Prospectus, the Fund or any affiliate has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws.

(t)	The Fund has (i) appointed a Chief Compliance Officer and (ii) adopted and implemented written policies and procedures reasonably designed to prevent violation of the federal securities laws (as that term is defined in Rule 38a-1 under the 1940 Act) by the Fund, including policies and procedures that provide oversight of compliance by the Adviser and transfer agent of the Fund, in a manner required by and consistent with Rule 38a-1 under the 1940 Act and is in compliance in all material respects with such Rule.

(u)	The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management’s general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP to calculate net asset value, and to maintain accountability for assets and to maintain compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with existing assets through an asset reconciliation procedure or otherwise at reasonable intervals and appropriate action is taken with respect to any differences.

(v)	The Fund has established and will maintain “disclosure controls and procedures” (as such term is defined in Rule 30a-3 under the 1940 Act); such disclosure controls and procedures will be effective as required by the 1940 Act and the Rules and Regulations.

(w)	The Fund will direct the proceeds of the offering of the Shares in such a manner as to comply with the asset coverage requirements of the 1940 Act.

(x)	The Fund intends to direct the investment of the proceeds of the offering of the Shares in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended (the “Code”), and is eligible to qualify as a regulated investment company under Subchapter M of the Code and intends to elect to be treated as a registered investment company under Subchapter M of the Code.

(y)	The Fund has not distributed and, prior to the later to occur of the (i) date of the last Closing Time and (ii) completion of the distribution of the Shares, will not distribute any offering materials in connection with the public offering or sale of the Shares other than the Registration Statement, the General Disclosure Package, the Sales Materials, the Prospectus or any other materials the distribution of which has been approved in writing (including via e-mail or other written forms of communication) by the Representative or their counsel.

(z)	There are no Sales Materials other than as set forth on Appendix D; and no Sales Materials or Road Show Materials authorized or prepared by the Fund or authorized or prepared on behalf of the Fund by the Adviser or any affiliate or representative thereof for use in connection with the public offering or sale of the Shares contained or contain an untrue statement of a material fact or omitted or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading.

(aa)	No person is serving or acting as an officer, trustee or Adviser of the Fund except in accordance with the provisions of the 1940 Act and the Advisers Act. Except as described in the Registration Statement, the Pricing Prospectus and the Prospectus (or any amendment or supplement to any of them), no trustee of the Fund is (i) an “interested person” (as defined in the 1940 Act) of the Fund or (ii) an “affiliated person” (as defined in the 1940 Act) of any Underwriter listed in Appendix A hereto. For purposes of this Section 4(aa), the Fund and the Adviser shall be entitled to rely on the representations from such officers and trustees.

(bb)	Other than any transfer taxes paid by the Adviser pursuant to Section 3, there are no transfer taxes or other similar fees or charges under federal law or the laws of any state, or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Underwriting Agreement or the issuance by the Fund or sale by the Fund of the Shares.

(cc)	Except for matters that would not, individually or in the aggregate, have or reasonably be expected to result in a Material Adverse Effect, the Fund (i) has made or filed all United States federal, state and local income and all foreign income and franchise tax returns, reports and declarations required by any jurisdiction to which it is subject, (ii) has paid all taxes and other governmental assessments and charges that are material in amount, shown or determined to be due on such returns, reports and declarations and (iii) has set aside on its books provision reasonably adequate for the payment of all material taxes for periods subsequent to the periods to which such returns, reports or declarations apply. There are no unpaid taxes in any material amount claimed to be due by the taxing authority of any jurisdiction, and the officers of the Fund know of no basis for any such claim.

(dd)	Any statistical, demographic or market-related data included in the Registration Statement, the Pricing Prospectus, any Issuer Free Writing Prospectus, the Prospectus, the Sales Materials or the Road Show Materials are based on and derived from sources that the Fund believes, after reasonable inquiry, to be reliable and accurate in all material respects and, to the extent required, the Fund or the Adviser, on behalf of the Fund, have obtained the written consent to the use of such data from such sources.

(ee)	The Fund is insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as is generally maintained by companies of established repute engaged in the same or similar business, and all such insurance insuring the Fund or its business, assets, employees, officers and trustees, including the Fund’s trustees and officers errors and omissions insurance policy and its fidelity bond required by Rule 17g-1 of the Rules and Regulations, are in full force and effect. The Fund is in compliance with the terms of such policy and fidelity bond and there are no claims by the Fund under any such policy or fidelity bond as to which any insurance company is denying liability or defending under a reservation of rights clause. The Fund has no reason to believe that it will not be able (A) to renew its existing insurance coverage as and when such policies expire or (B) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted. The Fund has not been denied any insurance coverage which it has sought or for which it has applied.

(ff)	The Fund owns or possesses, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems, or procedures), trademarks, service marks, trade names or other intellectual property (collectively, “Intellectual Property”) necessary to carry on the business operated by the Fund, provided that the Fund’s right to use the name “Tap” or any derivation thereof, or any logo associated with those names, is limited as set forth in Section 12 of the Investment Advisory Agreement, and the Fund has not received any notice or is not otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Fund and which, individually or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

(gg)	The Fund and its officers and trustees, in their capacities as such, have taken all necessary actions to ensure that, upon effectiveness of the Registration Statement, the Fund is in compliance in all material respects with the applicable provisions of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated thereunder (the “Sarbanes-Oxley Act”).

(hh)	The Fund’s Board of Trustees has validly appointed an audit committee whose composition satisfies the applicable requirements of Rules 303A.06 and 303A.07(a) of the NYSE Listed Company Manual and the Board of Trustees and/or the audit committee has adopted a charter that satisfies the applicable requirements of Rule 303A.07(c) of the NYSE Listed Company Manual.

(ii)	Pursuant to Rule 2a-5 of the 1940 Act, the Fund has adopted policies and procedures for the valuation of the Fund’s investments reasonably designed to prevent violations of the requirements of Rule 2a-5 and Rule 31a-4 under the 1940 Act.

(jj)	None of the Fund, the Adviser, their respective directors, trustees (including any trustee who is an “interested person” (as defined in the 1940 Act) of the Fund (an “Interested Trustee”) and any trustee who is not an “interested person” (as defined in the 1940 Act) of the Fund (an “Independent Trustee”)), officers or employees, or, to the knowledge of the Fund or the Adviser, any agent, affiliate, representative or other person acting on their behalf, has taken or will take any action in furtherance of an offer, payment, promise to pay, or authorization or approval of the payment or giving of anything of value, directly or indirectly, to any “government official” (including any officer or employee of a government or government-owned or controlled entity or of a public international organization, or any person acting in an official capacity for or on behalf of any of the foregoing, or any political party or party official or candidate for political office) to influence official action or secure an improper advantage; and the Fund and the Adviser have policies and procedures reasonably designed to ensure compliance with applicable anti-corruption laws including, without limitation, the Foreign Corrupt Practices Act of 1977, as amended (the “FCPA”) and any other applicable anti-corruption laws, and will continue to maintain these policies and procedures reasonably designed to ensure compliance with such laws.

(kk)	The Fund and Adviser have policies and procedures reasonably designed to ensure compliance with all applicable financial recordkeeping and reporting requirements, including those of the Bank Secrecy Act, as amended by Title III of the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (USA PATRIOT Act), the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any Governmental Entity (collectively, the “Money Laundering Laws”), and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Fund with respect to any applicable Money Laundering Laws is pending or, to the knowledge of the Fund, threatened.

(ll)	None of the Fund, the Adviser, their respective directors, trustees (including any Independent Trustees and any Interested Trustees), officers or employees, or, to the knowledge of the Fund or the Adviser, any agent, affiliate or other person acting on their behalf, is (i) a person that is the subject or target of sanctions administered or enforced by the U.S. Department of the Treasury’s Office of Foreign Assets Control (“OFAC”), including any person identified on the Specially Designated Nationals and Blocked Persons List, the Sectoral Sanctions Identifications List or any other sanctions list maintained by OFAC; (ii) a person identified on any sanctions list maintained by the U.S. Department of State or the U.S. Department of Commerce; (iii) located, organized or resident in a country or territory that is the subject of U.S. sanctions (“Sanctioned Country”); or (iv) directly or indirectly owned or controlled (individually or in the aggregate, 50 percent or more) by one or more persons described in clauses (i), (ii) or (iii) (collectively (i) – (iv), a “Sanctioned Person”). The Fund and the Adviser will not directly or indirectly use the proceeds of the offering, or knowingly lend, contribute or otherwise make such proceeds available, to fund or facilitate any activities or business of or with any Sanctioned Person or Sanctioned Country, or in any manner that would result in a violation by any person (including any Underwriter) of U.S. sanctions laws. Since April 24, 2019, none of the Fund, the Adviser, their respective directors, trustees (including any Independent Trustees and any Interested Trustees), officers or employees, or, to the knowledge of the Fund or the Adviser, any agent, affiliate or other person acting on their behalf, has knowingly engaged in any dealings or transactions with any person who is a Sanctioned Person or located in any Sanctioned Country. The Fund and the Adviser maintain policies and procedures reasonably designed to ensure compliance with applicable U.S. sanctions laws and regulations and will continue to maintain such policies and procedures. All of the information provided to the Underwriters or to counsel for the Underwriters by the Fund, its officers and trustees in connection with letters, filings or other supplemental information provided to FINRA pursuant to FINRA’s conduct rules (and applicable legacy National Association of Securities Dealers rules) is true, complete and correct.

(mm)	(A) To the knowledge of the Fund and the Adviser, there has been no security breach or incident, unauthorized access or disclosure, or other compromise of or relating to the Fund’s information technology and computer systems, networks, hardware, software, data and databases (including the data and information of its customers, employees, suppliers, vendors and any third party data maintained, processed or stored by the Fund, and any such data processed or stored by third parties on behalf of the Fund), equipment or technology (collectively, “IT Systems and Data”), (B) the Fund has not been notified of, and has no knowledge of any event or condition that could result in, any security breach or incident, unauthorized access or disclosure or other compromise to its IT Systems and Data and (C) the Fund has implemented appropriate controls, policies, procedures, and technological safeguards to maintain and protect the integrity, continuous operation, redundancy and security of its IT Systems and Data reasonably consistent with industry standards and practices, or as required by applicable regulatory standards. The Fund is presently in material compliance with all applicable laws or statutes and all judgments, orders, rules and regulations of any court or arbitrator or governmental or regulatory authority, internal policies and contractual obligations relating to the privacy and security of IT Systems and Data and to the protection of such IT Systems and Data from unauthorized use, access, misappropriation or modification.

For the avoidance of doubt, no Underwriter is an agent, affiliate or representative of the Fund or the Adviser for purposes of the above representations and warranties. In addition, any certificate signed by any officer of the Fund or the Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Fund or the Adviser as to matters covered thereby, to each Underwriter. For the avoidance of doubt, to the extent a representation includes a statement regarding a party’s knowledge, belief, intention, awareness, or words of similar intent, such party is the only party making any representation regarding that statement.

5.	Representations and Warranties of the Adviser. The Adviser represents and warrants to each Underwriter, as of the date of this Underwriting Agreement, as of the Applicable Time, as of the Initial Shares Closing Time and as of each Additional Shares Closing Time, if any, as follows:

(a)	The Adviser (i) has been duly organized and is validly existing and in good standing as a limited liability company under the laws of the State of Delaware; (ii) has full power and authority to own, lease and operate its properties and assets, and conduct its business and other activities conducted by it as described in the Registration Statement, the Pricing Prospectus and the Prospectus; (iii) is duly licensed and qualified to do business and is in good standing in each jurisdiction in which its ownership or lease of property or the conduct of its business or other activity requires such qualification, except to the extent that such failure to be so qualified or to be in good standing does not or would not have a material adverse effect on the Adviser’s ability to perform its obligations under this Underwriting Agreement and the Investment Advisory Agreement (as defined herein) (an “Adviser Material Adverse Effect”); (iv) owns, possesses or has obtained and currently maintains all Licenses and Permits, whether foreign or domestic, necessary to carry on its business as contemplated in the Registration Statement, the Pricing Prospectus and the Prospectus, except those the absence of which, either individually or in the aggregate, does not or would not have an Adviser Material Adverse Effect; and (v) has made all necessary filings required of it under any applicable federal, state or local law, regulation or rule, except where the failure to make such a filing does not or would not result in an Adviser Material Adverse Effect.

(b)	The Adviser is duly registered and in good standing with the Commission as an Adviser under the Advisers Act and not prohibited by the Advisers Act or the 1940 Act, or rules or regulations thereunder, from acting as an Adviser for the Fund as contemplated by the Investment Advisory Agreement, the Registration Statement, the Pricing Prospectus and the Prospectus and no order or suspension or revocation of such registration has been issued or proceedings thereof initiated, or to the knowledge of the Adviser, threatened by the Commission.

(c)	The Adviser has full power and authority to enter into, as applicable, each of this Underwriting Agreement, the Investment Advisory Agreement, the Subscription Agreement, and the Fee Agreement (collectively, the “Adviser Agreements”), and carry out all the terms and provisions hereof and thereof to be carried out by it; and (i) each Adviser Agreement has been or will be duly and validly authorized, executed and delivered by the Adviser, (ii) the Adviser Agreements do not violate in any material respects any of the applicable provisions of the 1940 Act or the Advisers Act, and (iii) assuming due authorization, execution and delivery by the other parties thereto, each of the Adviser Agreements constitutes a legal, valid and binding obligation of the Adviser enforceable in accordance with its terms, (A) subject to the qualification that the enforceability of the Adviser’s obligations thereunder may be limited by bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance and similar laws relating to or affecting the rights and remedies of creditors generally, whether statutory or decisional, and by general equitable principles (regardless of whether enforcement is sought in a proceeding in equity or at law), (B) subject, in the case of the Investment Advisory Agreement, to termination under the 1940 Act or the reasonableness or fairness of compensation payable thereunder and (C) except as rights to indemnity or contribution, broadly worded waivers, waivers of rights to damages or defenses, waivers of unknown or future claims, and waivers of statutory, regulatory or constitutional rights may be limited on statutory or public policy grounds.

(d)	None of (i) the execution, delivery and performance by the Adviser of the Adviser Agreements, (ii) the issuance and sale by the Fund of the Shares as contemplated by this Underwriting Agreement, the Registration Statement, the Pricing Prospectus, the Prospectus or any of the Adviser Agreements and (iii) the performance by the Adviser of its obligations under any of the Adviser Agreements or performance and consummation by the Adviser of the other transactions contemplated by the Adviser Agreements (A) conflicts with or will conflict with, or results in or will result in a breach or violation of the limited liability company agreement, bylaws or similar organizational documents of the Adviser, (B) conflicts with or will conflict with, results in or will result in a breach or violation of, or constitutes or will constitute a default or an event of default under, any agreement or instrument to which the Adviser is a party or by which it is bound or to which any of the property or assets of the Adviser is subject or (C) results in or will result in any violation of any law, rule or regulation, or order of any court, governmental instrumentality, securities exchange or association or arbitrator, whether foreign or domestic, applicable to the Adviser or having jurisdiction over the Adviser’s properties, except in the case of clauses (B) or (C), where such conflict, breach, default or violation, either individually or in the aggregate, does not or would not result in an Adviser Material Adverse Effect.

(e)	The Investment Advisory Agreement and the Fee Agreement comply in all material respects with the 1940 Act, the Rules and Regulations, the Advisers Act and the Investment Advisory Agreement is in full force and effect and neither the Fund nor the Adviser are in default thereunder, and no event has occurred which with the passage of time or the giving of notice or both would constitute a default under such agreements.

(f)	No consent, approval, authorization, notification or order of, or qualification with, or the issuance of any license or permit by, any Governmental Entity or regulatory agency, commission, board, authority or body or with any self-regulatory organization, whether foreign or domestic, is required by the Adviser for the consummation by the Adviser of the transactions to be performed by the Adviser or the performance by the Adviser of all the terms and provisions to be performed by or on behalf of it in each case as contemplated in the Adviser Agreements, the Registration Statement, the Pricing Prospectus or the Prospectus, except (i) such as have been obtained and such as may be required (and shall be obtained prior to commencement of the transaction contemplated by this Underwriting Agreement) under the 1933 Act, the 1934 Act, the 1940 Act or the Advisers Act, (ii) such as may be required by the NYSE, FINRA or under state securities laws, in connection with the purchase and distribution of the Shares by the Underwriters pursuant to this Underwriting Agreement, or (iii) where the failure to obtain such consent, approval, authorization, notification or order does not or would not result in an Adviser Material Adverse Effect.

(g)	The description of the Adviser and its business and the statements attributed to the Adviser in the Registration Statement, the Pricing Prospectus and the Prospectus (and any amendment or supplement thereto) comply with the requirements of the 1933 Act, the 1940 Act, the Advisers Act and the Rules and Regulations, is true and correct, and does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein (in the case of the Pricing Prospectus and the Prospectus in light of the circumstances under which they were made) not misleading.

(h)	Except as set forth in the Registration Statement, the Pricing Prospectus or the Prospectus, there is no action, suit, claim, inquiry, investigation or proceeding before or by any court, commission, regulatory body, administrative agency or other governmental agency or body, whether foreign or domestic, now pending or, to the Adviser’s knowledge, threatened against the Adviser which (i) if determined adversely would result in an Adviser Material Adverse Effect, or (ii) is of a character required to be described in the Registration Statement, the Pricing Prospectus or the Prospectus that is not so described.

(i)	The Adviser has adopted and implemented written policies and procedures under Rule 206(4)-7 of the Advisers Act reasonably designed to prevent violations of the Advisers Act by the Adviser and its supervised persons.

(j)	The Adviser has adopted and implemented proxy voting policies and procedures for decisions regarding proxy voting for securities.

(k)	The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effectuated by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

(l)	Except for stabilization transactions conducted by the Underwriters, and except for tender offers, Share repurchases and the issuance or purchase of Shares pursuant to the Dividend Reinvestment Plan effected following the date on which the distribution of the Shares is completed in accordance with the policies of the Fund as set forth in the Pricing Prospectus or the Prospectus, the Adviser (i) has not taken and will not take, directly or indirectly, any action designed or which might be reasonably expected to cause or result in, or which will constitute, stabilization or manipulation of the price of the Shares in violation of applicable federal securities laws, (ii) has not since the filing of the Registration Statement sold, bid for or purchased, or paid anyone any compensation for soliciting purchases of, Shares of the Fund (except as described in the Registration Statement) and (iii) will not, until the completion of the distribution (within the meaning of the anti-manipulation rules under the 1934 Act) of the Shares, sell, bid for or purchase, pay or agree to pay any person any compensation for soliciting another to purchase any other securities of the Fund (except pursuant to this Agreement); provided that any action in connection with the Fund’s Dividend Reinvestment Plan will not be deemed to be within the terms of this Section 5(l).

(m)	In the event that the Fund or the Adviser has made available any Road Show Materials or promotional materials (other than the Sales Materials) by means of an Internet web site or similar electronic means such as to constitute a bona fide electronic road show, the Adviser has installed and maintained pre-qualification and password-protection or similar procedures which are reasonably designed and expected to effectively prohibit access to such Road Show Materials or promotional materials by persons other than qualified broker-dealers and registered representatives thereof.

(n)	The Adviser will direct the proceeds of the offering of the Shares in such a manner as to cause the Fund to comply with the requirements of Subchapter M of the Code.

(o)	The Adviser possesses the necessary Licenses and Permits to own its property and to conduct the business now operated by it, except where the failure to so possess does not or would not have an Adviser Material Adverse Effect. The Adviser has not received any notice of proceedings relating to the revocation or modification of any such Licenses and Permits which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in an Adviser Material Adverse Effect.

(p)	Neither the Adviser, nor, to the Adviser’s knowledge, any director, officer, employee or affiliate of the Adviser is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the FCPA or any other applicable anti-corruption laws, including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, and the Adviser and its affiliates have conducted their businesses in compliance with the FCPA and any other applicable anti-corruption laws, and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(q)	The Adviser has filed, or will timely file, with the National Futures Association, a notice of eligibility for relief from inclusion within the definition of a commodity pool operator pursuant to Section 4.5 of the general regulations under the Commodity Exchange Act of 1974, as amended, with respect to the Fund.

(r)	The Adviser and its subsidiaries have policies and procedures reasonably designed to ensure compliance with all applicable Money Laundering Laws, and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Adviser or any of its subsidiaries with respect to any applicable Money Laundering Laws is pending or, to the knowledge of the Adviser, threatened.

(s)	None of the Adviser, its directors, officers or employees, and, to the knowledge of the Adviser, any agent, affiliate, representative or other person acting on its behalf, is a Sanctioned Person or located, organized or resident in a Sanctioned Country. The Adviser will not directly or indirectly direct the proceeds of the offering, or knowingly lend, contribute or otherwise make such proceeds available, to fund or facilitate any activities or business of or with any Sanctioned Person or Sanctioned Country, or in any manner that would result in a violation by any person (including any Underwriter) of U.S. sanctions laws. The Adviser maintains policies and procedures reasonably designed to ensure compliance with applicable U.S. sanctions laws and regulations and will continue to maintain such policies and procedures.

(t)	The Adviser maintains a system of internal controls sufficient to provide reasonable assurance that (i) transactions effected by it under the Investment Advisory Agreement are executed in accordance with its management’s general or specific authorization; and (ii) access to the Fund’s assets is permitted only in accordance with its management’s general or specific authorization.

For the avoidance of doubt, no Underwriter is an agent, affiliate or representative of the Adviser for purposes of the above representations and warranties. In addition, any certificate signed by any officer of the Adviser and delivered to the Underwriters or counsel for the Underwriters in connection with the offering of the Shares shall be deemed to be a representation and warranty by the Adviser, as to matters covered thereby, to each Underwriter. For the avoidance of doubt, to the extent a representation includes a statement regarding a party’s knowledge, belief, intention, awareness, or words of similar intent, such party is the only party making any representation regarding that statement.

6.	Covenants. In further consideration of the agreements of the Underwriters herein contained, the Fund and the Adviser, jointly and severally, covenant and agree with each Underwriter as follows:

(a)	If the registration statement relating to the Shares has not yet become effective, the Fund will promptly file a Final Amendment, if not previously filed, with the Commission, and will use its commercially reasonable best efforts to cause such registration statement to become effective and will promptly advise the Representative when the Registration Statement or any amendment thereto has become effective. If it is necessary for a post-effective amendment to the Registration Statement, or a Registration Statement under Rule 462(b) under the 1933 Act, to be filed with the Commission and become effective before the Shares may be sold, the Fund will use its reasonable best efforts to cause such post-effective amendment or such Registration Statement to be filed and become effective as soon as possible, and the Fund will advise the Representative promptly and, if requested by the Representative, will confirm such advice in writing (email being sufficient), when such post-effective amendment or such Registration Statement has become effective. If the Registration Statement has become effective and the Prospectus contained therein omits certain information at the time of effectiveness pursuant to Rule 430A under the 1933 Act, the Fund will file a 430A Prospectus pursuant to Rule 424(b) under the 1933 Act as promptly as practicable, but no later than the second business day following the earlier of the date of the determination of the offering price of the Shares or the date the Prospectus is first used after the Effective Time. If the Registration Statement has become effective and the Prospectus contained therein does not so omit such information, the Fund will file a Prospectus pursuant to Rule 424(b) under the 1933 Act as promptly as practicable, but no later than the fifth business day following the date of the later of the Effective Time or the commencement of the public offering of the Shares after the Effective Time. In either case, the Fund will provide the Representative with satisfactory evidence of the filing (email being sufficient). The Fund will not file with the Commission any Prospectus or any other amendment (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which distribution of the Shares is completed) or supplement to the Registration Statement or the Prospectus unless a copy has first been submitted to the Representative a reasonable time before its filing and the Representative has not objected to it in writing within a reasonable time after receiving the copy. For the period of three years from the date hereof, the Fund will advise the Representative promptly (i) of the issuance by the Commission of any order in respect of the Fund, or in respect of the Adviser, which relates to the Fund and could materially affect the ability of the Adviser to perform its obligations to the Fund, (ii) of the initiation or threatening in writing of any proceedings for, or receipt by the Fund of any written notice with respect to, any suspension of the qualification of the Shares for sale in any jurisdiction or the issuance of any order by the Commission suspending the effectiveness of the Registration Statement, (iii) of receipt by the Fund, or any representative or attorney of the Fund, of any other communication from the Commission relating in any material way to the Fund (other than communications with respect to an offering of preferred shares of beneficial interest), the Registration Statement, the Notification, any Preliminary Prospectus, the Sales Materials, the Prospectus or to the transactions contemplated by this Underwriting Agreement and (iv) the issuance by any federal, state, local or foreign court or governmental agency, commission, board, authority or body or with any self-regulatory organization, whether foreign or domestic, of any order, ruling or decree, or the threat in writing to initiate any proceedings with respect thereto, regarding the Fund, which relates in any material way to the Fund or any material arrangements or proposed material arrangements involving the Fund. The Fund will use its reasonable best efforts to prevent the issuance of any order suspending the effectiveness of the Registration Statement and, if any such order is issued, to obtain its lifting as soon as practicable.

(b)	If not delivered prior to the date of this Underwriting Agreement, the Fund will deliver to the Representative and counsel for the Underwriters, upon request and without charge, a signed copy of the Registration Statement as originally filed, the Fund’s Form 8-A filing, and the Notification and of any amendments (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) to either the Registration Statement, the Fund’s Form 8-A filing or the Notification (including all exhibits filed with any such document) and as many conformed copies of the Registration Statement and any amendments thereto (except any post-effective amendment which is filed with the Commission after the later of (i) one year from the date of this Underwriting Agreement or (ii) the date on which the distribution of the Shares is completed) (excluding exhibits) as the Representative may reasonably request.

(c)	During such period as a prospectus is required by law to be delivered by an underwriter or a dealer, the Fund will deliver, without charge, to the Representative, the Underwriters and any dealers, at such office or offices as the Representative may designate, as many copies of the Prospectus and each Issuer Free Writing Prospectus as the Representative may reasonably request, and, if any event occurs during such period as a result of which it is necessary to amend or supplement the Prospectus or an Issuer Free Writing Prospectus, in order to make the statements therein, in light of the circumstances under which they were made, not misleading in any material respect, or if during such period it is necessary to amend or supplement the Prospectus or an Issuer Free Writing Prospectus to comply with the 1933 Act or the 1940 Act, the Fund promptly will prepare, submit to the Representative, file with the Commission and deliver, without charge, to the Underwriters and to dealers (whose names and addresses the Representative will furnish to the Fund) to whom Shares may have been sold by the Underwriters, and to other dealers on request, amendments or supplements to the Prospectus or an Issuer Free Writing Prospectus so that the statements in such Prospectus or such Issuer Free Writing Prospectus, as so amended or supplemented, will not, in light of the circumstances under which they were made, contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statement therein not misleading in any material respect and will comply with the 1933 Act and the 1940 Act in all material respects; provided that if the amendment or supplement is required exclusively as a result of a misstatement in or omission from the information provided to the Fund or the Adviser on behalf of the Fund in writing by an Underwriter expressly for use in the Prospectus, the Fund may deliver such amendment or supplement to the Underwriters and dealers at a reasonable charge not to exceed the annual actual cost thereof to the Fund. Delivery by the Underwriters of any such amendments or supplements to the Prospectus or an Issuer Free Writing Prospectus will not constitute a waiver of any of the conditions in Section 7 hereof.

(d)	The Fund will (i) use its reasonable best efforts to cause the Shares to be listed on the NYSE prior to the date the Shares are issued, subject to official notice of the issuance thereof, and (ii) comply with the rules and regulations of the NYSE, except where such non-compliance does not or would not have a Material Adverse Effect.

(e)	The Fund will use its best efforts, in cooperation with the Representatives, to qualify the Common Shares for offering and sale under the applicable federal or state securities laws and other jurisdictions (domestic or foreign) as the Representative(s) may designate and to maintain such qualifications in effect so long as required to complete the distribution of the Common Shares; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign entity or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Common Shares have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect so long as such filings are required to compile the distribution of the Common Shares.

(f)	The Fund will direct the investment of the net proceeds of the offering of the Shares in such a manner as to comply with the investment objective and policies of the Fund as described in the Prospectus and within the time period prescribed in the Prospectus.

(g)	The Fund will make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act, including Rule 158, of the Commission thereunder.

(h)	If the transactions contemplated by this Underwriting Agreement are not consummated, except as otherwise provided herein, no party will be under any liability to any other party, except that (i) if this Underwriting Agreement is terminated by (A) the Fund or the Adviser pursuant to any of the provisions hereof (otherwise than pursuant to Section 9 hereof) or (B) by the Representative or the Underwriters because of any inability, failure or refusal on the part of the Fund or the Adviser to comply with any terms of this Underwriting Agreement or because any of the conditions in Section 7 are not satisfied, the Adviser or its affiliated companies and the Fund, jointly and severally, will reimburse the Underwriters for all out-of-pocket expenses (including the reasonable fees, disbursements and other charges of their counsel) reasonably incurred by them in connection with the proposed purchase and sale of the Shares (provided, however, that the Fund and the Adviser shall not be liable for any loss of anticipated profits or speculative or consequential or similar damages for such termination) and (ii) no Underwriter who has failed or refused to purchase the Shares agreed to be purchased by it under this Underwriting Agreement, in breach of its obligations pursuant to this Underwriting Agreement, will be relieved of liability to the Fund, the Adviser and the other Underwriters for damages occasioned by its default.

(i)	During a period of 180 days from the date of the Prospectus, the Fund will not, without the prior written consent of the Representative, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of any Common Shares or any securities convertible into or exercisable or exchangeable for Common Shares; or file any registration statement under the 1933 Act with respect to any of the foregoing, except for Form N-2, or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Shares, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Shares or such other securities, in cash or otherwise (collectively, the “Lock-Up”). The foregoing sentence shall not apply to (A) the Shares to be sold hereunder; (B) Common Shares issued or, for avoidance of doubt, purchased in the open market pursuant to the Plan; or (C) Share repurchases in accordance with applicable law. Notwithstanding the foregoing, the Lock-Up restrictions described herein shall automatically terminate in their entirety if, on or after the 60th day following the date of the Prospectus, the reported closing price of the Common Shares exceeds the initial public offering price per share set forth on the cover page of the Prospectus. Upon the occurrence of such event, the Lock-Up shall automatically expire beginning at the opening of trading on the NYSE on the next trading day thereafter (or, if such day is not a trading day, the first trading day thereafter).

7.	Conditions of the Underwriters’ Obligations. The obligations of the Underwriters to purchase the Shares are subject to the accuracy on the date of this Underwriting Agreement, as of the Applicable Time and as of each of the Closing Times, of the representations of the Fund and the Adviser in this Underwriting Agreement, to the accuracy and completeness of all statements made by the Fund, the Adviser or any of their respective officers in any certificate delivered to the Representative or their counsel pursuant to this Underwriting Agreement, to performance by the Fund and the Adviser of their respective obligations under this Underwriting Agreement and to the satisfaction (or waiver in writing by the Representative on behalf of the Underwriters) of each of the following additional conditions:

(a)	The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at the Closing Time, no stop order suspending the effectiveness of the Registration Statement, any post-effective amendment thereto or any Rule 462(b) Registration Statement has been issued under the 1933 Act, no order preventing or suspending the use of any preliminary prospectus or the Prospectus has been issued, and no revocation of registration has been issued pursuant to Section 8(e) of the 1940 Act, and no proceedings for any of those purposes shall have been instituted or are pending or, to the Fund’s knowledge contemplated; and the Fund has complied with each request (if any) from the Commission for additional information. A prospectus containing the Rule 430A Information shall have been filed with the Commission in the manner and within the time frame required by Rule 424(b) (or a post-effective amendment providing such information shall have been filed with, and declared effective by the Commission in accordance with the requirements of Rule 430A).

(b)	Since the dates as of which information is given in the Registration Statement, the Pricing Prospectus and the Prospectus, as of the date of this Underwriting Agreement, (i) there must not have been any change in the Common Shares or any adverse change in the liabilities of the Fund except as set forth in or contemplated by the Pricing Prospectus or the Prospectus; (ii) there must not have been any material adverse change in the condition (financial or otherwise), earnings, business affairs, business prospects, management, properties, net assets or results of operations, whether or not arising from transactions in the ordinary course of business, of the Fund or the Adviser as set forth in or contemplated by the Pricing Prospectus or the Prospectus; (iii) the Fund must not have sustained any loss or interference with its business from any court or from any legislative or other governmental action, order or decree, whether foreign or domestic, or from any other occurrence not described in the Registration Statement, the Pricing Prospectus and the Prospectus; and (iv) there must not have occurred any event that makes untrue or incorrect in any respect any statement or information contained in the Registration Statement, the Pricing Prospectus or the Prospectus or any statement or information omitted in the Registration Statement, the Pricing Prospectus or the Prospectus that should be reflected therein in order to make the statements or information therein (in the case of the Pricing Prospectus and the Prospectus, in light of the circumstances under which they were made), not misleading in any material respect; if, in the judgment of the Representative, any such development referred to in clause (i), (ii), (iii), or (iv) of this paragraph (b) is material and adverse so as to make it impracticable or inadvisable to consummate the sale and delivery of the Shares to the public on the terms and in the manner contemplated by the Pricing Prospectus.

(c)	The Representative must have received as of each Closing Time a certificate, dated such date, of the Chief Executive Officer, President, an Executive or a Vice-President and the Controller, Treasurer, Assistant Treasurer, Chief Financial Officer or Chief Accounting Officer of each of the Fund and the Adviser certifying (in their capacity as such officers) that (i) the signers have carefully examined the Registration Statement, the Pricing Prospectus, the Prospectus and this Underwriting Agreement, (ii) the representations of the Fund (with respect to the certificates from such Fund officers) and the representations of the Adviser (with respect to the certificates from such officers of the Adviser) in this Underwriting Agreement are accurate on and as of the date of the certificate, (iii) there has not been any adverse change resulting in a Material Adverse Effect (with respect to the certificates from such Fund officers) or Adviser Material Adverse Effect (with respect to the certificates from such officers of the Adviser), which change would materially and adversely affect the ability of the Fund or the Adviser, as the case may be, to fulfill its obligations under this Underwriting Agreement, the Investment Advisory Agreement (with respect to the certificates from such officers of the Adviser), whether or not arising from transactions in the ordinary course of business, or the Fee Agreement, (iv) with respect to the certificates from such officers of the Fund only, no order suspending the effectiveness of the Registration Statement, prohibiting the sale of any of the Shares or otherwise having a Material Adverse Effect on the Fund has been issued and, to the knowledge of such officers after reasonable investigation, no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, (v) with respect to the certificates from such officers of the Adviser, no order having an Adviser Material Adverse Effect has been issued, and, to the knowledge of such officers after reasonable investigation, no proceedings for any such purpose are pending before or threatened by the Commission or any other regulatory body, whether foreign or domestic, and (vi) each of the Fund (with respect to the certificates from such Fund officers) and the Adviser (with respect to the certificates from such officers of the Adviser) has performed all of its respective agreements that this Underwriting Agreement requires it to perform by such Closing Time (to the extent not waived in writing by the Representative).

(d)	The Representative must have received as of each Closing Time the opinions dated as of the date thereof substantially in the form of Appendix B and C to this Underwriting Agreement from the counsel identified in each such Appendix.

(e)	The Representative must have received as of each Closing Time from Dechert LLP an opinion dated as of the date thereof with respect to the Fund, the Shares, the Registration Statement and the Prospectus and this Underwriting Agreement in a form reasonably satisfactory in all respects to the Representative. The Fund and the Adviser must have furnished to such counsel such documents as counsel may reasonably request for the purpose of enabling them to render such opinion.

(f)	The Representative must have received on the date this Underwriting Agreement a signed report from Cohen, dated such date, and in form and substance reasonably satisfactory to the Representative containing statements and information of the type ordinarily included in accountants’ reports with respect to the financial information of the Fund contained in the Registration Statement, the Pricing Prospectus or the Prospectus. The Representative also must have received from Cohen a report, as of each Closing Time, dated as of the date thereof, in form and substance satisfactory to the Representative, to the effect that they reaffirm the statements made in the earlier report, except that the specified date referred to shall be a date not more than three business days prior to such Closing Time.

(g)	At the time of the execution of this Agreement, the Representative shall have received from Cohen a letter dated such date, in form and substance reasonably satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information of the type ordinarily included in accountant’s “comfort letters” to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement, the General Disclosure Package and the Prospectus.

(h)	At the Closing Time, the Representative shall have received from Cohen a letter, dated as of the Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (g) of this Section 7, except that the specified date referred to shall be a date not more than three business days prior to the Closing Time.

(i)	At the Closing Time, the Shares shall have been approved for listing on the NYSE, subject only to official notice of issuance.

(j)	FINRA has confirmed that it has not raised any objection with respect to the fairness and reasonableness of the underwriting terms and arrangements relating to the offering of the Shares.

(k)	At the Closing Time, TCS shall have received the Fee Agreement, dated as of the Closing Time, as executed by the Adviser.

(l)	At the Closing Time and at each Date of Delivery (if any), counsel for the Underwriters shall have been furnished with such documents and opinions as they may reasonably require for the purpose of enabling them to pass upon the issuance and sale of the Shares as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Adviser in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the Shares as herein contemplated shall be satisfactory in form and substance to the Representative(s) and counsel for the Underwriters.

All opinions, letters, reports, evidence and certificates mentioned above or elsewhere in this Underwriting Agreement will comply only if they are in form and scope reasonably satisfactory to counsel for the Underwriters, provided that any such documents, forms of which are annexed hereto, shall be deemed satisfactory to such counsel if substantially in such form.

8.	Termination. The Underwriters may terminate this Agreement by notice given by the Representative to the Fund, if after the execution and delivery of this Agreement and prior to the Closing Times, as the case may be, (i) trading generally shall have been suspended or materially limited on, or by, as the case may be, any of the New York Stock Exchange, the NYSE American or the NASDAQ Stock Market, (ii) trading of any securities of the Fund shall have been suspended on any exchange or in any over-the-counter market, (iii) a material disruption in securities settlement, payment or clearance services in the United States shall have occurred, (iv) any moratorium on commercial banking activities shall have been declared by Federal or New York State authorities, (v) there has been any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or prospects of the Fund or the Adviser, whether or not arising in the ordinary course of business, or (vi) there shall have occurred any outbreak or escalation of hostilities, or any change in financial markets, currency exchange rates or controls or any calamity or crisis that, in the Representative’s judgment, is material and adverse and which, singly or together with any other event specified in this Section 8, makes it, in the Representative’s reasonable judgment, impracticable or inadvisable to proceed with the offer, sale or delivery of the Shares on the terms and in the manner contemplated in the Registration Statement, the Pricing Prospectus or the Prospectus.

9.	Effectiveness; Defaulting Underwriters. This Agreement shall become effective upon the execution and delivery hereof by the parties hereto.

If, at the Closing Times, any one or more of the Underwriters shall fail or refuse to purchase Shares that it has or they have agreed to purchase hereunder on such date, and the aggregate number of Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase is not more than one-tenth of the aggregate number of the Shares to be purchased on such date, the other Underwriters shall be obligated severally in the proportions that the number of Initial Shares set forth opposite their respective names in Appendix A bears to the aggregate number of Initial Shares set forth opposite the names of all such non-defaulting Underwriters, or in such other proportions as the Representative may specify, to purchase the Shares which such defaulting Underwriter or Underwriters agreed but failed or refused to purchase on such date; provided that in no event shall the number of Shares that any Underwriter has agreed to purchase pursuant to this Agreement be increased pursuant to this Section 9 by an amount in excess of one-ninth of such number of Shares without the written consent of such Underwriter. If, at the Initial Shares Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Initial Shares and the aggregate number of Initial Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Initial Shares to be purchased on such date, and arrangements satisfactory to the Representative and the Fund for the purchase of such Shares are not made within 36 hours after such default, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter or the Fund or the Adviser. In any such case either the Representative or the Fund shall have the right to postpone the Initial Shares Closing Time, but in no event for longer than seven days, in order that the required changes, if any, in the Registration Statement, in the Pricing Prospectus, in the Prospectus or in any other documents or arrangements may be effected. If, at an Additional Shares Closing Time, any Underwriter or Underwriters shall fail or refuse to purchase Additional Shares and the aggregate number of Additional Shares with respect to which such default occurs is more than one-tenth of the aggregate number of Additional Shares to be purchased on such Additional Shares Closing Time, the non-defaulting Underwriters shall have the option to (i) terminate their obligation hereunder to purchase the Additional Shares to be sold at such Additional Shares Closing Time or (ii) purchase not less than the number of Additional Shares that such non-defaulting Underwriters would have been obligated to purchase in the absence of such default. Any action taken under this paragraph shall not relieve any defaulting Underwriter from liability in respect of any default of such Underwriter under this Agreement.

If this Agreement shall be terminated by the Underwriters, or any of them, because of any failure or refusal on the part of the Fund or the Adviser to comply with the terms or to fulfill any of the conditions of this Agreement, or if for any reason the Fund or the Adviser shall be unable to perform its obligations under this Agreement, the Fund and the Adviser, jointly and severally, will reimburse the Underwriters or such Underwriters as have so terminated this Agreement with respect to themselves, severally, for all documented and reasonable out of pocket expenses (including the reasonable fees and disbursements of their counsel) reasonably incurred by such Underwriters in connection with this Agreement or the offering contemplated hereunder.

10.	Indemnity and Contribution.

(a)	Each of the Fund and the Adviser, jointly and severally, agrees to indemnify and hold harmless each Underwriter, each person, if any, who controls any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, each agent of any Underwriter and each director, officer or affiliate of any Underwriter within the meaning of Rule 405 under the 1933 Act, and the successors and assigns of all the foregoing persons from and against any and all losses, claims, damages and liabilities (including, without limitation, any legal or other expenses reasonably incurred in connection with defending or investigating any such action or claim) which, jointly or severally, any such Underwriter or any such person may incur under the 1933 Act, the 1934 Act, the 1940 Act, the Advisers Act, the common law or otherwise that arise out of, or are based upon, any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement or any amendment thereof, any Preliminary Prospectus (including any statement of additional information incorporated therein by reference), the Pricing Prospectus, the Prospectus, any Sales Material, or any amendment or supplement thereto, or any Testing-the-Waters Communication, or that arise out of, or are based upon, any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as such losses, claims, damages or liabilities that arise out of, or are based upon, any such untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with any information relating to any Underwriter furnished to the Fund or the Adviser in writing by such Underwriter through the Representative expressly for use therein, it being understood and agreed that the only such information furnished by the Underwriters through the Representative consists of the information described as such in Section 10(b) below. “Testing-the-Waters Communication” means any communication with potential investors undertaken in reliance on Section 5(d) or Rule 163B of the 1933 Act.

(b)	Each Underwriter agrees, severally and not jointly, to indemnify and hold harmless each of the Fund and the Adviser, its members, managers, directors or trustees (as the case may be), and each officer of the Fund who signs the Registration Statement and each person, if any, who controls the Fund or any Adviser within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act to the same extent as the foregoing indemnity from the Fund and the Adviser to such Underwriter, but only with reference to information relating to such Underwriter furnished to the Fund or the Adviser in writing by such Underwriter through the Representative expressly for use in the Registration Statement, any Preliminary Prospectus (including any statement of additional information incorporated therein by reference), the Pricing Prospectus, any Issuer Free Writing Prospectus, any Prospectus or any amendments or supplements thereto or any Testing-the-Waters-Communication, it being understood and agreed that the only such information furnished by the Underwriters through the Representative consists only of the names of the Underwriters on the cover page of the Prospectus, the information contained in the chart containing the names of the various underwriters, and the [final] paragraph on page [40] of the Registration Statement under the heading “Underwriters” contained in the Prospectus.

(c)	In case any proceeding (including any governmental investigation) shall be instituted involving any person in respect of which indemnity may be sought pursuant to Section (a) or (b), such person (the “indemnified party”) shall promptly notify the person against whom such indemnity may be sought (the “indemnifying party”) in writing and the indemnifying party, upon request of the indemnified party, shall retain counsel reasonably satisfactory to the indemnified party to represent the indemnified party and any others the indemnifying party may designate in such proceeding and shall pay the reasonably incurred fees and disbursements of such counsel related to such proceeding. In any such proceeding, any indemnified party shall have the right to retain its own counsel, but the fees and expenses of such counsel shall be at the expense of such indemnified party unless (i) the indemnifying party and the indemnified party shall have mutually agreed to the retention of such counsel or (ii) the named parties to any such proceeding (including any impleaded parties) include both the indemnifying party and the indemnified party and representation of both parties by the same counsel would be inappropriate due to actual or potential differing interests between them. It is understood that the indemnifying party shall not, in respect of the legal expenses of any indemnified party in connection with any proceeding or related proceedings in the same jurisdiction, be liable for (i) the fees and expenses of more than one separate firm (in addition to any local counsel) for all Underwriters and all persons, if any, who control any Underwriter within the meaning of either Section 15 of the 1933 Act or Section 20 of the 1934 Act, all persons who are agents of any Underwriter or all persons who are directors, officers and affiliates of any Underwriters within the meaning of Rule 405, (ii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Fund, its trustees, its officers who sign the Registration Statement and each person, if any, who controls the Fund within the meaning of either such Section, and (iii) the fees and expenses of more than one separate firm (in addition to any local counsel) for the Adviser, their members or managers, their directors or trustees, as the case may be, and each person, if any, who controls the Adviser within the meaning of either such Section, and that all such fees and expenses shall be reimbursed as they are incurred. In the case of any such separate firm for the Underwriters and such control persons, agents, directors, officers and affiliates of any Underwriters, such firm shall be designated in writing by the Representative. In the case of any such separate firm for the Fund, and such trustees, officers and control persons of the Fund, such firm shall be designated in writing by the Fund. In the case of any such separate firm for the Adviser, and such members, managers, directors and control persons of the Adviser, such firm shall be designated in writing by the Adviser. The indemnifying party shall not be liable for any settlement of any proceeding effected without its written consent, but if settled with such consent or if there be a final judgment for the plaintiff, the indemnifying party agrees to indemnify the indemnified party from and against any loss or liability by reason of such settlement or judgment. Notwithstanding the foregoing sentence, if at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel as contemplated by the second and third sentences of this paragraph, the indemnifying party agrees that it shall be liable for any settlement of any proceeding effected without its written consent if (i) such settlement is entered into more than 30 days after receipt by such indemnifying party of the aforesaid request and (ii) such indemnifying party shall not have reimbursed the indemnified party in accordance with such request prior to the date of such settlement. No indemnifying party shall, without the prior written consent of the indemnified party, effect any settlement of any pending or threatened proceeding in respect of which any indemnified party is or could have been a party and indemnity could have been sought hereunder by such indemnified party, unless such settlement includes an unconditional release of such indemnified party from all liability on claims that are the subject matter of such proceeding and does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

(d)	To the extent the indemnification provided for in Section (a) or (b) is unavailable to an indemnified party or insufficient in respect of any losses, claims, damages or liabilities referred to therein, then each indemnifying party under such paragraph, in lieu of indemnifying such indemnified party thereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such losses, claims, damages or liabilities (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand from the offering of the Shares or (ii) if the allocation provided by clause 10(d)(i) above is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause 10(d)(i) above but also the relative fault of the Fund and the Adviser on the one hand and of the Underwriters on the other hand in connection with the statements or omissions that resulted in such losses, claims, damages or liabilities, as well as any other relevant equitable considerations. The relative benefits received by the Fund and the Adviser on the one hand and the Underwriters on the other hand in connection with the offering of the Shares shall be deemed to be in the same respective proportions as the net proceeds from the offering of the Shares (before deducting expenses) received by the Fund and the total underwriting discounts and commissions received by the Underwriters, in each case as set forth in the table on the cover of the Prospectus, bear to the aggregate public offering price of the Shares. The relative fault of the Fund and the Adviser on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the Fund or the Adviser or by the Underwriters and the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission. The Underwriters’ respective obligations to contribute pursuant to this Section 10 are several in proportion to the respective number of Shares they have purchased hereunder, and not joint. The Adviser agrees to pay any amounts that are payable by the Fund pursuant to this paragraph to the extent that the Fund fails to make all contributions required to be made by the Fund pursuant to this Section 10.

(e)	The Fund, the Adviser and the Underwriters agree that it would not be just or equitable if contribution pursuant to this Section 10 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation that does not take account of the equitable considerations referred to in Section 10(d). The amount paid or payable by an indemnified party as a result of the losses, claims, damages and liabilities referred to in Section 10(d) shall be deemed to include, subject to the limitations set forth above, any legal or other expenses reasonably incurred by such indemnified party in connection with investigating or defending any such action or claim. Notwithstanding the provisions of this Section 10, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the Shares underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages that such Underwriter has otherwise been required to pay by reason of such untrue or alleged untrue statement or omission or alleged omission. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. The remedies provided for in this Section 10 are not exclusive and shall not limit any rights or remedies which may otherwise be available to any indemnified party at law or in equity.

(f)	The indemnity and contribution provisions contained in this Section 10 and the covenants, representations, warranties and other statements of the Fund and the Adviser contained in this Agreement shall remain operative and in full force and effect regardless of (i) any termination of this Agreement, (ii) any investigation made by or on behalf of any Underwriter, any person controlling any Underwriter or any agent of any Underwriter or any director, officer and affiliate of any Underwriter or by or on behalf of the Adviser, their officers or directors or any person controlling the Adviser or by or on behalf of the Fund, its officers or trustees or any person controlling the Fund and (iii) acceptance of and payment for any of the Shares.

(g)	Notwithstanding any other provisions in this Section 10, no party shall be entitled to indemnification or contribution under this Agreement in violation of Section 17(i) of the 1940 Act.

11.	No Fiduciary Relationship. The Fund and the Adviser hereby acknowledge and agree that the Underwriters are acting solely as underwriters in connection with the purchase and sale of the Fund’s securities contemplated hereby. The Fund and the Adviser further acknowledge and agree that (a) the purchase and sale of the Shares pursuant to this Agreement, including the determination of the initial public offering price of the Shares and any related discounts and commissions, is an arm’s-length commercial transaction between the Fund, on the one hand, and the Underwriters, on the other hand, and does not constitute a recommendation, investment advice, or solicitation of any action by the Underwriters, (b) in connection with the offering of the Shares and the process leading thereto, each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund or its respective stockholders, creditors, employees or any other party, (c) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering of the Shares or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund on other matters) and no Underwriter has any obligation to the Fund with respect to the offering of the Shares except the obligations expressly set forth in this Agreement, (d) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund, (e) the Underwriters have not provided any legal, accounting, regulatory, investment or tax advice with respect to the offering of the Shares and the Fund has consulted its own respective legal, accounting, financial, regulatory and tax advisors to the extent it deemed appropriate, and (f) none of the activities of the Underwriters in connection with the transactions contemplated herein constitutes a recommendation, investment advice or solicitation of any action by the Underwriters with respect to any entity or natural person.

12.	Notices. All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication.

Notices to the Underwriters shall be directed to the Representative:

Texas Capital Securities

Attn: [  ]

2000 McKinney Avenue, Suite 700

Dallas, TX 75201

[  ]

With a Copy to:           Texas Capital Legal Department

2000 McKinney Avenue, Suite 700

Dallas, TX 75201

Attn: Chief Legal Officer

[  ]

Notices to the Fund shall be directed to Tap US Private Equity Fund of Funds, One World Trade Center, 85th Floor, New York, NY 10007, Attention: Jeff Leathers, and notices to the Adviser shall be directed to Tap Capital LLC, One World Trade Center, 85th Floor, New York, NY 10007, Attention: Jeff Leathers.

13.	Governing Law; Construction. This Underwriting Agreement and any claim, counterclaim or dispute of any kind or nature whatsoever arising out of or in any way relating to this Underwriting Agreement (“Claim”), directly or indirectly, shall be governed by, and construed in accordance with, the laws of the State of New York.

14.	Headings. The headings of the sections of this Agreement have been inserted for convenience of reference only and shall not be deemed a part of this Agreement.

15.	Submission to Jurisdiction. Except as set forth below, no Claim may be commenced, prosecuted or continued in any court other than a state or federal court of competent jurisdiction located in the State of New York, which courts shall have jurisdiction over the adjudication of such matters, and the Fund and the Underwriters each consent to the jurisdiction of such courts and personal service with respect thereto. Each of the Underwriters, the Fund (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) and the Adviser (on its behalf and, to the extent permitted by applicable law, on behalf of its shareholders and affiliates) waives all right to trial by jury in any action, proceeding or counterclaim (whether based upon contract, tort or otherwise) in any way arising out of or relating to this Underwriting Agreement. Each of the Fund and the Adviser agrees that a final judgment in any such action, proceeding or counterclaim brought in any such court shall be conclusive and binding upon the Fund and the Adviser, as the case may be, and may be enforced in any other courts in the jurisdiction of which the Fund or the Adviser, as the case may be, is or may be subject, by suit upon such judgment.

16.	Parties at Interest. The Agreement herein set forth has been and is made solely for the benefit of the Underwriters, the Fund and the Adviser and to the extent provided in Section 10 hereof the controlling persons, shareholders, partners, advisers, members, trustees, directors, officers, employees, agents and affiliates and any person who controls the Fund or the Adviser within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, referred to in such section, and their respective successors, assigns, heirs, personal representatives and executors and administrators. No other person, partnership, association or corporation (including a purchaser, as such purchaser, from any of the Underwriters) shall acquire or have any right under or by virtue of this Underwriting Agreement.

17.	Counterparts. This Agreement may be signed in two or more counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

18.	Successors and Assigns. This Underwriting Agreement shall be binding upon the Underwriters, the Fund and the Adviser and any successor or assign of any substantial portion of the Fund’s, the Adviser’s or any of the Underwriters’ respective businesses and/or assets, as the case may be.

19.	Disclaimer of Liability of Trustees and Beneficiaries. A copy of the Agreement and Declaration of Trust of the Fund is on file with the Secretary of the State of Delaware, and notice hereby is given that this Underwriting Agreement is executed on behalf of the Fund by an officer or Trustee of the Fund in his or her capacity as an officer or Trustee of the Fund and not individually and that the obligations under or arising out of this Underwriting Agreement are not binding upon any of the Trustees, officers or shareholders individually but are binding only upon the assets and properties of the Fund.

20.	Recognition of the U.S. Special Resolution Regimes.

(a)	In the event that any Underwriter that is a Covered Entity becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer from such Underwriter of this Agreement, and any interest and obligation in or under this Agreement, will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if this Agreement, and any such interest and obligation, were governed by the laws of the United States or a state of the United States.

(b)	In the event that any Underwriter that is a Covered Entity or a BHC Act Affiliate of such Underwriter becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under this Agreement that may be exercised against such Underwriter are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if this Agreement were governed by the laws of the United States or a state of the United States.

For purposes of this Section 20, a “BHC Act Affiliate” has the meaning assigned to the term “affiliate” in, and shall be interpreted in accordance with, 12 U.S.C. § 1841(k). “Covered Entity” means any of the following: (i) a “covered entity” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 252.82(b); (ii) a “covered bank” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 47.3(b); or (iii) a “covered FSI” as that term is defined in, and interpreted in accordance with, 12 C.F.R. § 382.2(b). “Default Right” has the meaning assigned to that term in, and shall be interpreted in accordance with, 12 C.F.R. §§ 252.81, 47.2 or 382.1, as applicable. “U.S. Special Resolution Regime” means each of (i) the Federal Deposit Insurance Act and the regulations promulgated thereunder and (ii) Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act and the regulations promulgated thereunder.

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If the foregoing correctly sets forth the understanding among the Fund, the Adviser and the Underwriters, please so indicate in the space provided below, whereupon this letter and your acceptance shall constitute a binding agreement among the Fund, the Adviser and the Underwriters, severally.

Very truly yours,

Tap US Private Equity Fund of Funds

By:	[•]
Title:	[•]

TAP CAPITAL LLC

By:	[•]
Title:	[•]

Accepted and agreed to as of the date first above written, on behalf of themselves and the other several Underwriters named in Appendix A

TCBI SECURITIES, INC.

By:	[•]
Title:	[•]

Appendix A

Underwriters	Number of Shares
TCBI Securities, Inc., doing business as Texas Capital Securities	[ ]
Clear Street LLC
SoFi Securities LLC
Total	[ ]

Appendix B

OPINION OF COUNSEL TO FUND REGARDING THE FUND

Appendix C

OPINION OF COUNSEL TO UNDERWRITER

Appendix D

Sales Materials